Exhibit 10.10

D’Anne Hurd
Vice President and General Counsel
Vice President for Business Development at Gateway Park
100 Institute Road • Worcester, MA 01609-2280
Phone: 508 831-5072 • Fax: 508 831-6530
e-mail:dhurd@wpi.edu
November 4, 2008
Tod Woolf, Ph.D.
RXi Pharmaceuticals Corporation
60 Prescott St.
Worcester, MA 01609
Subject: RXi Pharmaceuticals/Newgate Properties Lease Amendment
Dear Tod,
Per your discussion with Eric Overstrom, Director of the WPI Life Sciences and Bioengineering Center (Newgate Properties, LLC), this letter is to serve as an amendment to the Lease between RXi Pharmaceuticals Corporation and Newgate Properties, LLC dated September 25, 2007.
Beginning November 5, 2008, RXi Pharmaceuticals Corporation agrees to add to their premises room GP3009 (as shown on the attached floor plan) which contains 595 useable square feet of office space. Per the discussed terms rent will increase by a rate of $34.00 per square foot per annum ($1,685.83 per month). Total monthly basic rent will be $17,402.33 beginning November 5,2008.
By signing this letter, we agree to the above terms.
Very truly yours,

LANDLORD: Newgate Properties, LLC
By:	/s/ D’Anne Hurd
D’Anne Hurd, Vice President and General Counsel
Worcester Polytechnic Institute

TENANT: RXi Pharmaceuticals Corporation Acknowledged and Agreed to as of this day ______ of November, 2008.
By:	/s/ Tod Woolf
Tod Woolf, Ph.D., President and CEO
RXi Pharmaceuticals Corporation

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